Exhibit 99.1
Sonos Reports Fourth Quarter and Fiscal 2025 Results
Q4 Revenue grew +13% year over year, near high end of guidance range
Q4 Adjusted EBITDA of $6.4 million, above midpoint of guidance range
Fiscal 2025 Adjusted EBITDA grew significantly year over year due to transformation efforts

Santa Barbara, CA – November 5, 2025 - Sonos, Inc. (Nasdaq: SONO) today reported Fourth Quarter and Fiscal 2025 results.

“Q4 marked a strong finish to a transitional year for Sonos,” said Tom Conrad, Chief Executive Officer of Sonos. “We restored the quality of our software, strengthened our leadership team, and refocused on the areas where we’re truly differentiated. As we turn the page on a new chapter and lay the foundation for our next phase of growth, our strategy is clear: to unite every dimension of sound – through world-class hardware, software, and design – into one seamless platform for the home.”

“We closed out Fiscal 2025 on a high note as we delivered strong Q4 financial results with 13% revenue growth and solid positive Adjusted EBITDA,” said Saori Casey, Sonos Chief Financial Officer. “Over the course of Fiscal 2025, we executed on our pivotal transformation work, becoming a leaner, more focused organization with sharper financial discipline. As we enter Fiscal 2026, we’ll remain disciplined as we focus on returning to durable top-line growth — balancing continued profitability improvements with reinvesting efficiency gains.”

Fiscal 2025 Financial Highlights (unaudited)
●Revenue of $1,443.3 million
●GAAP gross margin of 43.7%, Non-GAAP gross margin of 45.2%
●GAAP net loss of ($61.1) million, GAAP diluted loss per share of ($0.51)
●Non-GAAP net income of $78.5 million, Non-GAAP diluted earnings per share of $0.64
●Adjusted EBITDA of $132.3 million

Fourth Quarter Fiscal 2025 Financial Highlights (unaudited)
●Revenue of $287.9 million
●GAAP gross margin of 43.7%, Non-GAAP gross margin of 45.1%
●GAAP net loss of ($37.9) million, GAAP diluted loss per share of ($0.31)
●Non-GAAP net loss of ($6.8) million, Non-GAAP diluted loss per share of ($0.06)
●Adjusted EBITDA of $6.4 million

Guidance
The company will provide guidance on its Fourth Quarter and Fiscal 2025 earnings call.

Supplemental Earnings Presentation

The company has posted a supplemental earnings presentation accompanying its Fourth Quarter and Fiscal 2025 results to the Earnings Reports section of its investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports.

Conference Call, Webcast and Transcript
The company will host a webcast of its conference call and Q&A related to its Fourth Quarter and Fiscal 2025 results on November 5, 2025, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx.
The conference call may also be accessed by dialing (888) 330-2454 with conference ID 8641747. Participants outside the U.S. can access the call by dialing (240) 789-2714 using the same conference ID.
An archived webcast of the conference call and a transcript of the company’s prepared remarks and Q&A session will also be available at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports following the call.

Consolidated Statements of Operations and Comprehensive Loss
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Revenue	$ 287,900	$ 255,380	$ 1,443,276	$ 1,518,056
Cost of revenue	162,109	152,364	812,746	828,683
Gross profit	125,791	103,016	630,530	689,373
Operating expenses
Research and development	61,958	70,777	279,969	304,558
Sales and marketing	67,762	73,180	281,192	290,609
General and administrative	30,480	28,428	119,837	142,252
Total operating expenses	160,200	172,385	680,998	737,419
Operating loss	(34,409)	(69,369)	(50,468)	(48,046)
Other income (expense), net
Interest income	1,528	2,327	6,934	11,965
Interest expense	(129)	(108)	(465)	(441)
Other (expense) income, net	(1,322)	4,864	(6,498)	9,371
Total other income (expense), net	77	7,083	(29)	20,895
(Loss) before provision for (benefit from) income taxes	(34,332)	(62,286)	(50,497)	(27,151)
Provision for (benefit from) income taxes	3,526	(9,193)	10,647	10,995
Net loss	$ (37,858)	$ (53,093)	$ (61,144)	$ (38,146)

Loss per share:
Basic and diluted	$ (0.31)	$ (0.44)	$ (0.51)	$ (0.31)

Weighted-average shares used in computing loss per share:
Basic and diluted	120,598,219	121,389,519	120,753,102	123,218,532

Total comprehensive loss
Net loss	(37,858)	(53,093)	(61,144)	(38,146)
Change in foreign currency translation adjustment	583	1,872	3,619	1,604
Net unrealized income (loss) on marketable securities	43	154	(98)	122
Comprehensive loss	$ (37,232)	$ (51,067)	$ (57,623)	$ (36,420)

Consolidated Balance Sheets
(unaudited, in thousands, except par values)
	As of
	September 27, 2025	September 28, 2024
Assets
Current assets:
Cash and cash equivalents	$ 174,668	$ 169,732
Marketable securities	52,858	51,426
Accounts receivable, net	65,847	44,513
Inventories	171,020	231,505
Prepaids and other current assets	39,642	53,910
Total current assets	504,035	551,086
Property and equipment, net	72,277	102,148
Operating lease right-of-use assets	45,297	50,175
Goodwill	82,854	82,854
Intangible assets, net
In-process research and development	—	73,770
Other intangible assets	75,356	14,266
Deferred tax assets	10,509	10,314
Other noncurrent assets	32,950	31,699
Total assets	$ 823,278	$ 916,312

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 184,109	$ 194,590
Accrued expenses	79,094	87,783
Accrued compensation	21,331	15,701
Deferred revenue, current	21,771	21,802
Other current liabilities	46,107	46,277

Total current liabilities	352,412	366,153
Operating lease liabilities, noncurrent	53,288	56,588
Deferred revenue, noncurrent	59,453	61,075
Deferred tax liabilities	126	60
Other noncurrent liabilities	2,774	3,816
Total liabilities	468,053	487,692

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value	123	123
Treasury stock	(37,398)	(17,096)
Additional paid-in capital	502,775	498,245
Accumulated deficit	(112,078)	(50,934)
Accumulated other comprehensive income (loss)	1,803	(1,718)
Total stockholders’ equity	355,225	428,620
Total liabilities and stockholders’ equity	$ 823,278	$ 916,312

Consolidated Statements of Cash Flows
(unaudited, dollars in thousands)
	Twelve Months Ended
	September 27, 2025	September 28, 2024
Cash flows from operating activities
Net loss	$ (61,144)	$ (38,146)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	81,564	84,294
Depreciation and amortization	62,321	52,378
Provision for inventory obsolescence	8,143	8,894
Restructuring and other charges	11,920	2,204
Deferred income taxes	8	(18,922)
Other	3,769	3,701
Foreign currency transaction loss (gain)	2,352	(7,276)
Changes in operating assets and liabilities:
Accounts receivable	(21,873)	23,044
Inventories	51,729	106,122
Other assets	10,483	(28,775)
Accounts payable and accrued expenses	(14,439)	(789)
Accrued compensation	5,232	(6,775)
Deferred revenue	(2,737)	304
Other liabilities	(459)	9,648

Net cash provided by operating activities	136,869	189,906
Cash flows from investing activities
Purchases of marketable securities	(57,944)	(90,495)
Purchases of property and equipment	(28,676)	(55,247)
Maturities of marketable securities	57,100	40,500
Net cash used in investing activities	(29,520)	(105,242)
Cash flows from financing activities
Payments for repurchase of common stock, including excise tax and commission	(80,984)	(129,018)
Payments for repurchase of common stock related to shares withheld for tax in connection with vesting of restricted stock units	(25,861)	(25,344)
Proceeds from exercise of stock options	4,503	17,053
Net cash used in financing activities	(102,342)	(137,309)
Effect of exchange rate changes on cash and cash equivalents	(71)	2,146
Net increase (decrease) in cash and cash equivalents	4,936	(50,499)
Cash and cash equivalents
Beginning of period	169,732	220,231
End of period	$ 174,668	$ 169,732
Supplemental disclosure
Cash paid for interest	$ 279	$ 256
Cash paid for taxes, net of refunds	$ 23,945	$ 21,206
Cash paid for amounts included in the measurement of lease liabilities, net of tenant improvement reimbursements received	$ 6,629	$ 11,008
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses	$ 5,055	$ 7,878
Right-of-use assets obtained in exchange for new operating lease liabilities	$ 1,491	$ 11,492
Excise tax on share repurchases, accrued but not paid	$ 281	$ 602

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Gross Profit
(unaudited, in thousands, except percentages)
	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Reconciliation of GAAP cost of revenue
GAAP cost of revenue	$ 162,109	$ 152,364	$ 812,746	$ 828,683
Stock-based compensation expense	1,560	620	6,148	2,614
Amortization of intangibles	2,608	973	12,360	3,891
Restructuring and other charges	—	—	3,420	—
Non-GAAP cost of revenue	$ 157,941	$ 150,771	$ 790,818	$ 822,178

Reconciliation of GAAP gross profit
GAAP gross profit	$ 125,791	$ 103,016	$ 630,530	$ 689,373
Stock-based compensation expense	1,560	620	6,148	2,614
Amortization of intangibles	2,608	973	12,360	3,891
Restructuring and other charges	—	—	3,420	—
Non-GAAP gross profit	$ 129,959	$ 104,609	$ 652,458	$ 695,878

GAAP gross margin	43.7%	40.3%	43.7%	45.4%
Non-GAAP gross margin	45.1%	41.0%	45.2%	45.8%

Reconciliation of Selected Non-GAAP Financial Measures
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Research and Development (GAAP)	$ 61,958	$ 70,777	$ 279,969	$ 304,558
Stock-based compensation	7,134	8,780	36,414	37,913
Amortization of intangibles	20	497	236	1,985
Restructuring and other charges	673	4,942	12,555	5,743
Research and Development (Non-GAAP)	$ 54,131	$ 56,558	$ 230,764	$ 258,917

Sales and Marketing (GAAP)	$ 67,762	$ 73,180	$ 281,192	$ 290,609
Stock-based compensation	2,705	4,201	15,783	17,499
Amortization of intangibles	-	-	-	-
Restructuring and other charges	5,949	2,473	9,779	2,770
Sales and Marketing (Non-GAAP)	$ 59,108	$ 66,506	$ 255,630	$ 270,340

General and Administrative (GAAP)	30,480	28,428	119,837	142,252
Stock-based compensation	5,377	5,732	23,219	26,268
Legal and transaction related costs	2,454	182	5,384	7,383
Amortization of intangibles	24	24	95	96
Restructuring and other charges	1,247	2,571	7,736	3,340
General and Administrative (Non-GAAP)	$ 21,378	$ 19,919	$ 83,403	$ 105,165

Total Operating Expenses (GAAP)	$ 160,200	$ 172,385	$ 680,998	$ 737,419
Stock-based compensation	15,216	18,713	75,416	81,680
Legal and transaction related costs	2,454	182	5,384	7,383
Amortization of intangibles	44	521	331	2,081
Restructuring and other charges	7,869	9,986	30,070	11,853
Operating Expenses (Non-GAAP)	$ 134,617	$ 142,983	$ 569,797	$ 634,422

Total Operating Loss (GAAP)	$ (34,409)	$ (69,369)	$ (50,468)	$ (48,046)
Stock-based compensation	16,776	19,333	81,564	84,294
Legal and transaction related costs	2,454	182	5,384	7,383
Amortization of intangibles	2,652	1,494	12,691	5,972
Restructuring and other charges	7,869	9,986	33,490	11,853
Operating (Loss) Income (Non-GAAP)	$ (4,658)	$ (38,374)	$ 82,661	$ 61,456
Depreciation	11,013	15,730	49,630	46,406
Adjusted EBITDA (Non-GAAP)	$ 6,355	$ (22,644)	$ 132,291	$ 107,862

Total Operating Loss (GAAP)	$ (34,409)	$ (69,369)	$ (50,468)	$ (48,046)
Stock-based compensation expense	16,776	19,333	81,564	84,294
Legal and transaction related costs	2,454	182	5,384	7,383
Amortization of intangibles	2,652	1,494	12,691	5,972
Restructuring and other charges	7,869	9,986	33,490	11,853
Operating (Loss) Income (Non-GAAP)	$ (4,658)	$ (38,374)	$ 82,661	$ 61,456
Interest income	1,528	2,327	6,934	11,965
Interest expense	(129)	(108)	(465)	(441)
Pre-tax (Loss) Income (Non-GAAP)	$ (3,259)	$ (36,155)	$ 89,130	$ 72,980
Provision for (benefit from) income taxes	3,526	(9,193)	10,647	10,995
Net (loss) income (Non-GAAP)	(6,785)	(26,962)	78,483	61,985
Weighted-average shares non-GAAP, diluted	120,598,219	121,389,519	122,944,942	126,783,859
Non-GAAP (loss) earnings per share, diluted	$ (0.06)	$ (0.22)	$ 0.64	$ 0.49

Reconciliation of Net Loss to Adjusted EBITDA
(unaudited, dollars in thousands except percentages)
	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
(In thousands, except percentages)
Net loss	$ (37,858)	$ (53,093)	$ (61,144)	$ (38,146)
Add (deduct):
Depreciation and amortization	13,665	17,224	62,321	52,378
Stock-based compensation expense	16,776	19,333	81,564	84,294
Interest income	(1,528)	(2,327)	(6,934)	(11,965)
Interest expense	129	108	465	441
Other expense (income), net	1,322	(4,864)	6,498	(9,371)
Provision for (benefit from) income taxes	3,526	(9,193)	10,647	10,995
Legal and transaction related costs (1)	2,454	182	5,384	7,383
Restructuring and other charges (2)	7,869	9,986	33,490	11,853
Adjusted EBITDA	$ 6,355	$ (22,644)	$ 132,291	$ 107,862
Revenue	$ 287,900	$ 255,380	$ 1,443,276	$ 1,518,056
Net loss margin	(13.1)%	(20.8)%	(4.2)%	(2.5)%
Adjusted EBITDA margin	2.2%	(8.9)%	9.2%	7.1%
(1) Legal and transaction-related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet and Google, as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.

(2) On February 5, 2025, we initiated a restructuring plan to reduce our cost base involving 12% of our employees (the "2025 restructuring plan"). Restructuring and other charges for the three and twelve months ended September 27, 2025, primarily reflect costs associated with our cost transformation initiative including the 2025 restructuring plan, rationalization of our product roadmap, non-recurring costs related to write-offs of assets no longer in use, as well as non-recurring CEO transition costs related to modifications to equity awards. Restructuring and other charges for the three and twelve months ended September 28, 2024, relate to the restructuring plan we initiated on August 14, 2024 to reduce our cost base, including a reduction in force involving approximately 6% of our employees, and nominal remaining costs incurred related to the restructuring plan initiated on June 14, 2023 (the "2024 restructuring plan").

Reconciliation of GAAP Net (Loss) to Non-GAAP Net (Loss) Income
(unaudited, in thousands, except share and per share amounts)
	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024

GAAP net loss	$ (37,858)	$ (53,093)	$ (61,144)	$ (38,146)

Stock-based compensation expense	16,776	19,333	81,564	84,294
Legal and transaction related costs	2,454	182	5,384	7,383
Amortization of intangibles	2,652	1,494	12,691	5,972
Restructuring and other charges	7,869	9,986	33,490	11,853
Other expense (income), net	1,322	(4,864)	6,498	(9,371)
Non-GAAP net (loss) income	$ (6,785)	$ (26,962)	$ 78,483	$ 61,985

(Loss) earnings per share
GAAP loss per share, diluted	$ (0.31)	$ (0.44)	$ (0.51)	$ (0.31)
Non-GAAP (loss) earnings per share, diluted	$ (0.06)	$ (0.22)	$ 0.64	$ 0.49

Shares used to calculate (loss) earnings per share
Weighted-average shares GAAP, diluted	120,598,219	121,389,519	120,753,102	123,218,532
Weighted-average shares non-GAAP, diluted	120,598,219	121,389,519	122,944,942	126,783,859

Reconciliation of Cash Flows Provided by (Used in) Operating Activities to Free Cash Flow
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Cash flows provided by (used in) operating activities	$ 2,921	$ (37,734)	$ 136,869	$ 189,906
Less: Purchases of property and equipment	(5,258)	(15,770)	(28,676)	(55,247)
Free cash flow	$ (2,337)	$ (53,504)	$ 108,193	$ 134,659

Revenue by Product Category
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
(In thousands)
Sonos speakers	$ 206,478	$ 178,226	$ 1,121,808	$ 1,169,604
Sonos system products	65,244	58,731	249,237	267,744
Partner products and other revenue	16,178	18,423	72,231	80,708
Total revenue	$ 287,900	$ 255,380	$ 1,443,276	$ 1,518,056

Revenue by Geographical Region
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Americas	$ 191,900	$ 177,533	$ 922,941	$ 1,004,770
Europe, Middle East and Africa	77,534	58,353	441,177	430,428
Asia Pacific	18,466	19,494	79,158	82,858
Total revenue	$ 287,900	$ 255,380	$ 1,443,276	$ 1,518,056

Stock-based Compensation
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
(In thousands)
Cost of revenue	$ 1,560	$ 620	$ 6,148	$ 2,614
Research and development	7,244	8,780	37,060	37,913
Sales and marketing	2,705	4,201	15,932	17,499
General and administrative	5,377	5,732	27,110	26,268
Total stock-based compensation expense	$ 16,886	$ 19,333	$ 86,250	$ 84,294

Amortization of Intangibles
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Cost of revenue	$ 2,608	$ 973	$ 12,360	$ 3,891
Research and development	20	497	236	1,985
Sales and marketing	-	-	-	-
General and administrative	24	24	95	96
Total amortization of intangibles	$ 2,652	$ 1,494	$ 12,691	$ 5,972

Use of Non-GAAP Measures
We have provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP operating (loss) income, non-GAAP pre-tax (loss) income, free cash flow, non-GAAP gross margin, non-GAAP net (loss) income and non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define Adjusted EBITDA as net (loss) income adjusted to exclude the impact of depreciation and amortization, stock-based compensation expense, interest income, interest expense, other expense (income), income taxes, restructuring and other charges, legal and transaction related fees and other items that we do not consider representative of our underlying operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We define non-GAAP operating (loss) income as total operating loss adjusted to exclude stock-based compensation expense, legal and transaction related costs, amortization of intangibles and restructuring and other charges. We define non-GAAP pre-tax (loss) income as non-GAAP operating (loss) income adjusted to include interest income and to exclude interest expense. We define free cash flow as net cash from operations less purchases of property and equipment. We define non-GAAP gross margin as GAAP gross margin, excluding stock-based compensation, amortization of intangible assets and restructuring and other changes. We calculate non-GAAP net (loss) income as GAAP net (loss) income less stock-based compensation, legal and transaction related fees, amortization of intangibles, other expense (income) and restructuring and other charges. We calculate non-GAAP diluted earnings (loss) per share as non-GAAP net (loss) income divided by non-GAAP weighted average diluted shares outstanding during the period. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook.
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our long-term outlook, financial, growth and business strategies and opportunities, our ability to expand our footprint with existing customers, market growth and our market share, our operating model and cost structure including our transformation efforts, our ability to create a seamless platform for the home, and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: difficulties in and effect of implementing improvements to our operating model and cost structure; the risk that restructuring and related charges may be greater than anticipated or not occur in the expected time frame; local law requirements in various jurisdictions regarding elimination of positions; our ability to accurately forecast product demand and effectively forecast and manage owned and channel inventory levels; our ability to successfully introduce software updates, including with respect to our redesigned app; our ability to maintain, enhance and protect our brand image; the impact of global economic, market and political events, including tariffs, global trade tensions, continued inflationary pressures, high interest rates and, in certain markets, foreign currency exchange rate fluctuations; changes in consumer income and overall consumer spending as a result of economic or political uncertainty or conditions, including tariffs; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to compete in the market and maintain or expand market share; our ability to maintain relationships with our channel, distribution and technology partners; our ability to meet product demand and manage any product availability delays; supply chain challenges, including shipping and logistics challenges and component supply-related challenges; our ability to protect our brand and intellectual property; our use of artificial intelligence; and the other risk factors identified in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent filings. Copies of our SEC filings are available free of charge at the SEC’s website at www.sec.gov, on our investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.
About Sonos
Sonos (Nasdaq: SONO) is a leading audio company dedicated to elevating life through sound. Since pioneering multi-room wireless audio in 2005, Sonos has built a system that unites every dimension of sound — music, movies, stories and conversations — into one connected platform. The portfolio includes home theater speakers, components, plug-in and portable speakers, and headphones that compound in value with every room and device its customers add. Known for exceptional sound, thoughtful design, ease of use and seamless access to the world’s audio content, Sonos is trusted by more than 17 million households in 60+ countries around the world. Headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact
James Baglanis
IR@sonos.com

Press Contact
Erin Pategas
PR@sonos.com

Source: Sonos